COMMERCE BANCSHARES, INC. EARNINGS HIGHLIGHTS 2nd Quarter 2022

CAUTIONARY STATEMENT A number of statements we will be making in our presentation and in the accompanying slides are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements of the Corporation’s plans, goals, objectives, expectations, projections, estimates and intentions. These forward- looking statements involve significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation’s control). Factors that could cause the Corporation’s actual results to differ materially from such forward- looking statements made herein or by management of the Corporation are set forth in the Corporation’s 2021 Annual Report on Form 10-K, 1ST Quarter 2022 Report on Form 10-Q and the Corporation’s Current Reports on Form 8-K. 2

$0.96 EPS 3 • PPNR1 increased 17.3% over Q1. • Net interest income increased 11.3% over Q1. • Net interest margin increased 34 bps over Q1 to 2.79%. • Non-interest income increased 5.8% over Q1 (37.5% of total revenue). • Wealth management client assets of $58.6 billion at June 30, 2022. • Non-interest expense increased 3.8% over Q1. • QTD average loans up 1.7% over Q1. Period ending loans up 1.5% over Q1. • QTD average deposits decreased $622.5 million from Q1. • Net charge-offs to total average loans of .10% and non-accrual loans to total loans of .05%. • Tangible common equity to tangible assets of 7.56%. Highlights Well-positioned for growth 2Q2022 EARNINGS HIGHLIGHTS $158.3 million PPNR1 $115.8 million Net Income 16.29% ROACE 1 See the non-GAAP reconciliation on page 18 1.36% ROAA 57.29% Efficiency Ratio

Quarterly Average Balances Change vs. $ in millions 2Q22 1Q22 2Q21 Highlights Commercial1 $9,774.0 $219.8 $(541.0) • Linked quarter (LQ) reflects growth in construction, business real estate and business (offset by a decline in PPP loans of $45.1 million and a decline in seasonal utilization) Consumer 5,711.6 42.6 36.1 Total Loans $15,485.6 $262.4 $(504.9) Investment Securities $14,538.3 $(649.0) $1,461.9 • LQ decrease mainly due to sales, maturities and pay downs of $715.4 million Interest Earning Deposits with Banks $1,248.9 $(1,359.1) $(1,475.8) • LQ decrease resulting from lower deposit balances and loan growth Deposits $28,727.1 $(622.5) $1,013.9 • 2.1% LQ decline, 3.7% growth over prior year (PY) Book Value per Share2 $22.29 $(2.31) $(6.18) • AOCI impact from higher interest rates BALANCE SHEET HIGHLIGHTS 4 1 PPP QTD average balances were $41.8 million and $86.9 million as of June 30, 2022 and March 31, 2022 , respectively 2 For the quarters ended June 30, 2022, March 31, 2022, and June 30, 2021

$16.6 $17.8 $17.5 $11.1 $11.5 $11.2 1Q222Q21 2Q22 $27.7 $29.3 $28.7 +4% $10.3 $9.5 $9.8 $5.7 $5.7 $5.7 1Q22 $16.0 2Q21 2Q22 $15.2 $15.5 -3% BALANCE SHEET 5 Loans Consumer Loans Commercial Loans Loan Yield Deposits QTD Average Balances $ billions Non-Interest Bearing Interest Bearing Deposit Interest Bearing Deposit Yield QTD Average Balances $ billions 3.65% 3.54% 3.72% .07% .05% .07%

LOAN PORTFOLIO

Period-End Balances

$ in 000s	6/30/2022	3/31/2022	6/30/2021	QoQ	YoY
Business	$5,441,592	$5,508,508	$5,803,760	-1.2%	-6.2%
Business excl. PPP	*5,406,321*	*5,455,089*	*4,949,459*	*-.9%*	*9.2%*
Construction	1,266,260	1,144,411	1,103,661	10.6%	14.7%
Business Real Estate	3,215,578	3,109,668	3,017,560	3.4%	6.6%
Personal Real Estate	2,836,835	2,820,076	2,793,213	.6%	1.6%
Consumer	2,089,592	2,053,160	2,049,166	1.8%	2.0%
Revolving Home Equity	271,854	264,401	283,568	2.8%	-4.1%
Consumer Credit Card	558,102	544,579	586,358	2.5%	-4.8%
Overdrafts	6,814	14,211	2,978	-52.1%	128.8%
Total Loans	**$15,686,627**	**$15,459,014**	**$15,640,264**	**1.5%**	**.3%**
PPP[1]	35,271	53,419	854,301	-34.0%	-95.9%
Total Loans excl. PPP	**$15,651,356**	**$15,405,595**	**$14,785,963**	**1.6%**	**5.9%**

QTD Average Balances

$ in 000s	6/30/2022	3/31/2022	6/30/2021	QoQ	YoY
Business	$5,385,181	$5,324,172	$6,211,610	1.1%	-13.3%
Business excl. PPP	*5,343,373*	*5,237,235*	*4,947,477*	*2.0%*	*8.0%*
Construction	1,225,267	1,134,902	1,088,433	8.0%	12.6%
Business Real Estate	3,163,508	3,095,068	3,014,955	2.2%	4.9%
Personal Real Estate	2,825,578	2,808,980	2,804,388	.6%	.8%
Consumer	2,070,560	2,040,200	2,004,625	1.5%	3.3%
Revolving Home Equity	272,280	273,859	287,031	-.6%	-5.1%
Consumer Credit Card	537,681	540,844	575,725	-.6%	-6.6%
Overdrafts	5,524	5,178	3,735	6.7%	47.9%
Total Loans	**$15,485,579**	**$15,223,203**	**$15,990,502**	**1.7%**	**-3.2%**
PPP[1]	41,808	86,937	1,264,133	-51.9%	-96.7%
Total Loans excl. PPP	**$15,443,771**	**$15,136,266**	**$14,726,369**	**2.0%**	**4.9%**

[1]Paycheck protection program (PPP) loans are included in the business loan category

Commerce Bancshares, Inc.

6

Change vs. $ in millions 2Q22 1Q22 2Q21 Highlights Net Interest Income $232.4 $23.6 $24.4 • Linked quarter (LQ) increase due to higher income earned on investment securities and loans Non-Interest Income $139.4 $7.7 $0.3 • See page 8 Non-Interest Expense $213.5 $7.9 $15.4 • See page 9 Pre-Tax, Pre-Provision Net Revenue1 $158.3 $23.4 $9.3 Investment Securities Gains, Net $1.0 $(6.1) $(15.8) • $11.3 million Q2 net gains on the private equity investment portfolio, partly offset by losses of $9.6 million on sales of AFS securities Provision for Credit Losses $7.2 $17.0 $52.8 • Q2 provision reflects $3.3 million build of ACL on loans ($2.7 million related to the construction loan category) Net-Income Attributable to Commerce Bancshares, Inc. $115.8 $(2.4) $(46.5) For the three months ended 2Q22 1Q22 2Q21 Net Income per Common Share – Diluted $.96 $.97 $1.32 Net Yield on Interest Earning Assets 2.79% 2.45% 2.60% • Higher rates on earning assets supported quarterly margin expansion INCOME STATEMENT HIGHLIGHTS 1 See the non-GAAP reconciliation on page 18 7

Change vs. $ in millions 2Q22 1Q22 2Q21 Highlights Bank Card Transaction Fees $43.9 $1.8 $1.3 • Increase of 3.0% over prior year (PY) driven by growth in net corporate card fees Trust Fees $46.8 $(1.0) $.5 • 2Q2022 reflects lower market values on assets under management Deposit Account Charges and Other Fees $25.6 $3.3 $1.6 • Increase of 6.6% over PY was mostly to higher corporate cash management fees Capital Market Fees $3.3 $(.8) — Consumer Brokerage Services $5.1 $.6 $.6 Loan Fees and Sales $3.2 $(1.0) $(4.2) • Declined mostly in mortgage banking revenue, which was down 70.7% from PY Other $11.6 $4.8 $.5 • Increase over LQ due to higher cash sweep commissions and tax credit sales fees and a life insurance death benefit, offset by adjustments on deferred compensation Total Non-Interest Income $139.4 $7.7 $.3 NON-INTEREST INCOME HIGHLIGHTS 8

Change vs. $ in millions 2Q22 1Q22 2Q21 Highlights Salaries and Employee Benefits $142.2 $6.3 $11.5 • Increase of 8.8% over prior year (PY) mostly due to higher full-time salaries of $4.9 million and an accrual of $5.4 million for special bonuses to be paid to non-incentivized part-time and full-time employees Net Occupancy $12.5 $.2 $1.0 Equipment $4.7 $.2 $.1 Supplies $4.4 $(.4) $.3 Data Processing and Software $27.6 $.6 $2.7 • Increase of 10.7% over PY due to higher software amortization, bank card processing fees and an increase in costs for service providers Marketing $5.8 $(.5) $.2 Other $16.2 $1.4 $(.4) • Increase over last quarter (LQ) due to higher travel and entertainment expense, loan collection fees, and professional fees, offset by deferred compensation adjustment Total Non-Interest Expense $213.5 $7.9 $15.4 NON-INTEREST EXPENSE HIGHLIGHTS 9

10 PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) $139 $149 $208 $198 $347 2Q2021 $132 $135 $209 $206 1Q2022 $341 $140 $158 $232 $214 2Q2022 $372 Non-Interest Income (+) Net Interest Income (+) Non-Interest Expense (-) Pre-Tax, Pre-Provision Net Revenue (=) 2Q2022 Comparison vs. 2Q2021 6.2% vs. 1Q2022 17.3% See the non-GAAP reconciliation on page 18

$0.7 $4.6 $4.0 $7.8 $3.3 2Q21 1Q22 2Q22 MAINTAINING STRONG CREDIT QUALITY 11 Net Loan Charge-Offs (NCOs) $ in millions NCOs- CBSH NCOs - Peer Average NCO/Average Loans1 - CBSH $172.4 $134.7 $138.0 $284.2 $265.7 2Q21 1Q22 2Q22 Allowance for Credit Losses on Loans (ACL) $ in millions ACL - CBSH ACL - Peer Average ACL / Total Loans - CBSH $11.2 $8.3 $7.9 $111.7 $111.4 2Q222Q21 1Q22 Non-Accrual Loans (NALs) $ in millions NALs - CBSH NALs - Peer Average 15.4x 16.2x 17.4x 3.4x 3.8x 2Q21 1Q22 2Q22 Allowance for Credit Losses on Loans (ACL) to NALs ACL / NALs - CBSH ACL / NALs - Peer Average Percentages are illustrative and not to scale; Peer Banks include: ABCB, ASB, BOKF, CFR, FNB, FULT, HWC, ONB, OZK, PB, PNFP, SFNC, SNV, SSB, UMBF, UMPQ, UBSI, VLY, WTFC 1As a percentage of average loans (excluding loans held for sale) NALs / Total Loans - CBSH NCO/Average Loans1 – Peer Average .07% NALs / Total Loans – Peer Average .05% .05% .53% .49% ACL / Total Loans – Peer Average 1.10% .87% .88% 1.34% 1.18% .02% .12% .10% .14% .06% $0.7

ALLOCATION OF ALLOWANCE 12 CECL allowances reflect the economic and market outlook March 31, 2022 June 30, 2022 $ in millions Allowance for Credit Losses (ACL) % of Outstanding Loans Allowance for Credit Losses (ACL) % of Outstanding Loans Business $ 40.9 .74% $ 41.5 .76% Bus R/E 28.5 .92% 29.9 .93% Construction 25.4 2.22% 28.1 2.22% Commercial total $ 94.8 .97% $ 99.5 1.0% Consumer 9.7 .47% 9.3 .45% Consumer CC 22.7 4.16% 21.3 3.81% Personal R/E 6.2 .22% 6.5 .23% Revolving H/E 1.2 .47% 1.3 .47% Overdrafts .1 .53% .1 1.22% Consumer total $ 39.9 .70% $ 38.5 .67% Allowance for credit losses on loans $ 134.7 .87% $ 138.0 .88% 1.07% 0.88% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60%$250 $100 $150 $200 4Q $139.6 $162.8 $171.7 0.95% 1/1 1.22% 2Q1Q $240.7$236.4 0.87% 3Q $220.8 $200.5 1Q 1.47% 2Q $172.4 3Q $150.0 0.99% 4Q $134.7 1Q 2Q $138.0 1.14% 1.35% 1.10% 1.44% Allowance for Credit Losses (ACL) on Loans ACL - Loans (left) ACL / Total Loans (right) $ in millions 202220212020

13 WELL-POSITIONED FOR A RISING RATE ENVIRONMENT

0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 1Q20173Q2015 4Q2015 1Q2016 2Q2016 3Q2016 1Q20184Q2016 2Q2017 4Q20183Q2017 4Q2017 2Q2018 3Q2018 1Q2019 2Q2019 WELL-POSITIONED FOR HIGHER RATES 14 Opportunities to enhance NII in a rising rate environment. • As of December 31, 2021, 53% of loans were variable rate, (62% commercial, 37% consumer). • Investment securities portfolio duration of 3.8 years. • Cash flows from maturities and paydowns of securities of $2.2 billion expected over the next twelve months. • Securities purchased under agreements to resell of $1.5 billion maturing through 2024. • 100 bps of gradual rate hikes adds $12.9MM - $31.5MM of NII over twelve months. • Large core deposit base and historically low betas. Previous Cycle Deposit Beta Cost of Total Deposits Deposit Beta As of 3Q2015 As of 2Q2019 Prior Fed Cycle (+225 bps) Commerce .12% .38% 12% Peer Median .23% .85% 27% Effective Fed Funds Rate Source: S&P Global Market Intelligence, 2021 10-K , 1Q2022 10-Q

Over 50% of total loans are variable; 62% of commercial loans have floating rates SUMMARY OF FIXED & FLOATING LOANS 42% 58% Business Total Loans: $5.3B Fixed Variable C om m er ci al 73% 27% Personal RE Total Loans: $2.8B C on su m er 99% 1% HELOC Total Loans: $0.3B 44% 56% Business RE Total Loans: $3.1B 95% 5% Consumer Card Total Loans: $0.6B 74% 26% Consumer Total Loans: $2.0B 15 96% 4% Construction Total Loans: $1.1B Source: 2021 10-K

Average Loan to Deposit Ratio3 SOUND CAPITAL AND LIQUIDITY POSITION 16 Tier 1 Risk-Based Capital Ratio1 1S&P Global Market Intelligence, Information as of March 31, 2022 2Period-end balances, as of June 30, 2022 3Includes loans held for sale, for the quarter ended June 30, 2022 15.3% 14.4% 13.9% 13.5% 13.3% 13.0% 11.8% 11.4% 11.4% 11.3% 11.2% 11.1% 10.9% 10.9% 10.8% 10.6% 10.5% 10.3% 10.3% 9.6% SFNC UMBF OZK PB UBSI CBSH CFR BOKF ONB SSB ASB PNFP UMPQ HWC FULT FNB VLY SNV ABCB WTFC Peer Median: 11.3% Core Deposits $27.2 Billion2 Large, stable deposit base Loan to Deposit Ratio Total Deposits 54% Average Loan to Deposit Ratio174% Peer Average Commerce 96%Certificates of Deposit Core Deposits - Non-Interest Bearing - Interest Checking - Savings and Money Market 4%

Quick Facts: Small Business Investment Company (SBIC) founded in 1959 Nationwide footprint with Greater Midwest Focus 35 Portfolio Companies Representing $909 million in Revenue Over 3,500 Employees Fair Value as of June 30, 2022: $161.8 million Investment Criteria • Manufacturing, distribution and certain service companies • Cash flow positive • Good management • Consistent financial performers • Operate in niche markets • Significant and defensible market positions • Differentiated products and services • Scalable business platforms Target Parameters • Revenues - $10 million to $100 million • EBITDA - $2 million to $7 million CAPITAL FOR BUSINESS® A middle-market private equity firm focused on the success of industrial growth companies Transaction Types Management buyouts Leveraged buyouts Succession plans Recapitalizations Corporate divestitures Investment Structures Subordinated debt Preferred stock Common stock Warrants Other Information Co-investors Majority control Target 5-7 year hold period Management participation 17

NON-GAAP RECONCILIATIONS 18 For The Three Months Ended (DOLLARS IN THOUSANDS) Jun. 30, 2022 Mar. 31, 2022 Jun. 30, 2021 A Net Interest Income $ 232,385 $ 208,786 $ 207,982 B Non-Interest Income $ 139,427 $ 131,769 $ 139,143 C Non-Interest Expense $ 213,505 $ 205,648 $ 198,126 Pre-Provision Net Revenue (A+B-C) $ 158,307 $ 134,907 $ 148,999 Pre-tax, Pre-provision Net Revenue